As filed with the Securities and Exchange Commission on May 13, 2008

Registration No. 333-148831

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PARAMOUNT GOLD AND SILVER CORP.
(Exact name of registrant as specified in charter)

Delaware	20-3690109
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

346 Waverly Street Suite 110 Ottawa, Ontario Canada K2P OW5
(Address of principal executive offices)

(613) 226-9881
(Registrant’s Telephone Number, including Area Code)

Christopher Crupi Chief Executive Officer 346 Waverly Street Suite 110 Ottawa, Ontario Canada K2P OW5 (613) 226-9881
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida 33431

(561) 997-9920

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering(1)	Proposed Maximum Aggregate Offering	Amount of Registration Fee (2)
Common stock $.001 par value sold as part of Unit	1,000,000	$1.85	$1,850,000	$ 72.71
Common stock underlying warrant sold as part of the unit	1,000,000	$3.25	$3,250,000	$127.73
TOTALS	2,000,000		$5,100,000	$200.44

———————
(1)

Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported on the American Stock Exchange on January 21, 2008. Because the common stock may be offered from time to time by the selling shareholders described herein, the Registrant does not know the actual price or prices at which the common stock may be offered.

(2)	Previously paid.

Pursuant to Rule 416 under the Securities Act, this Registration Statement also registers that number of additional shares of common stock that may become issuable pursuant to anti-dilution provisions of the warrants held by the selling shareholders.

The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on the date the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling shareholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

PARAMOUNT GOLD AND SILVER CORP.

Common Stock

———————

This prospectus covers 2,000,000 (two million) shares of Paramount Gold and Silver Corp. common stock, which the selling shareholder(s) identified in this prospectus under “Selling Shareholders” may offer and sell from time to time. The selling shareholders own 1,000,000 shares of our common stock and warrants to purchase an additional 1,000,000 shares of our common stock. We are not offering any shares for sale and we will not receive any of the proceeds from the sale of these shares. The shares will be sold, if at all, at prevailing market prices for our common stock or at prices negotiated by the selling shareholders.

Of the shares that may be offered for resale, 1,000,000 shares will be issued to the selling shareholders only if they exercise warrants for the purchase of shares of our common stock. A total of 1,000,000 warrants have been issued with an exercise price of $3.25 per share for a term of two years. If the selling shareholders exercise their warrants, we will receive proceeds in the amount of the exercise price of the warrant being exercised or up to $3,250,000 if all warrants are exercised. See “Selling Shareholders” on page 9.

Our common stock currently trades on the American Stock Exchange under the symbol “PZG.” The last reported sales price of our common stock on the American Stock Exchange on May 12, 2008 was $1.50.

Investing in our common stock involves risks, which are described under “Risk Factors” beginning on page 3, as well as in any supplements or amendments which we may file to this prospectus. You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any different information.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY FOREIGN SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________ __, 2008

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

1

OUR BUSINESS

2

RISK FACTORS

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

8

USE OF PROCEEDS

8

SELLING STOCKHOLDERS

9

PLAN OF DISTRIBUTION

10

WHERE YOU CAN FIND MORE INFORMATION

11

DOCUMENTS INCORPORATED BY REFERENCE

11

LEGAL MATTERS

12

EXPERTS

12

TRANSFER AGENT AND WARRANT AGENT

12

ABOUT THIS PROSPECTUS

Paramount Gold and Silver Corp. (“Paramount’) has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the Securities and Exchange Commission (“SEC”). Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus does not mean that there have not been any changes in Paramount’s condition since the date of this Prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this Prospectus speak only as of their date, except where they specify that other dates apply. The information in this Prospectus may not be complete and may be changed. The selling shareholders may not sell any securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to purchase or exercise these securities and it is not soliciting an offer to purchase or exercise these securities in any state or other jurisdiction where the purchase or exercise is not permitted.

This prospectus, together with the applicable prospectus supplements, amendments and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

OUR BUSINESS

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 3.

Overview and History

We are a Delaware corporation. We were incorporated on March 29, 2005 as Panelmaster Corp. Subsequent thereto, we amended our Certificate of Incorporation, changing our name to Paramount Gold Mining Corp. We then further amended our certificate of incorporation changing our name to Paramount Gold and Silver Corp.

Our Business

We are an exploration stage mining company which has as its core business, precious metals exploration. Our primary focus is the San Miguel Groupings property in Mexico. There is no assurance that a commercially viable mineral deposit exists on the San Miguel Groupings. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Paramount does not expect to generate revenues from the San Miguel project in the next two years. Further, it is not Paramount’s objective to enter the mine management business, but rather hopes to identify a resource that will enable them to attract a larger company to partner with who has experience developing and managing a mine.

San Miguel Groupings

We have acquired a 70% working interest in the San Miguel Groupings property in Mexico. San Miguel is located in Chihuahua, Mexico and lies in the Temoris mining district, part of the gold-silver belt of the Sierra Madre Occidental, just a few kilometers northwest of the town of Temoris. It can be accessed by vehicle and railway and has well-developed infrastructure with a recently constructed 33,000 volt power line. The project covers approximately 800 acres with an estimated 8 kms of strike in the historic gold/silver mining district.

The Temoris mining district lies within a northwest trending belt of gold and silver deposits in the western portion of the Sierra Madre Occidental. Gold/silver mineralization in the project occurs as quartz veins and breccias within the west-northwest- and north-northwest-striking faults.

Gold and Silver Market

Gold prices have generally trended upward during the last five years, from a low of just under $260 per ounce in early 2001 to a high of $1,010 per ounce in March 2008. Silver prices have experienced similar price increases from a low of approximately $4.25 per ounce to a high of $21.00 in March 2008. Even though the price of both gold and silver have declined since reaching their highs in March 2008, management remains encouraged with its drilling program and will continue to drill additional exploratory holes. If commercially recoverable deposits are identified, management intends to enter into an agreement with a mining partner who has experience in mining operations.

Financings

To date, we have been dependent upon private financings to operate our business and conduct our drilling operations. On March 30, 2007 we completed a private placement in the amount of $21,836,841. The financing consisted of the sale of 10,398,496 units (the “Units”) at a price of $2.10 per Unit (the “Issue Price”). Each unit was comprised of one share of Common Stock and one-half of one common stock purchase warrant of the Company. Each whole Warrant entitled the holder thereof to acquire one share of common stock in the capital of the Company (a “Warrant Share”) at an exercise price of $2.90 for 24 months following the closing date of the offering.

In November 2007, we completed a financing in the amount of $2.4 million whereby we sold a total of 1,000,000 units at a price of $2.40 per unit. Each unit composed of one share of common stock and one common stock purchase warrant which entitles the holder thereof to purchase one share of common stock at an exercise price of $3.25 per share for 24 months following closing.

RISK FACTORS

Investors should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely. The Securities offered hereby should only be purchased by persons who can afford to lose their entire investment without adversely affecting their standard of living or financial security.

Business Risks

Possible Loss of Entire Investment

Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful, there can be no assurances that investors will derive a profit from their investment.

We have a history of losses. Losses will likely continue in the future.

We have incurred significant losses in the past and will likely continue to incur losses unless our exploratory drilling program proves successful. Even if our drilling program identifies gold or other mineral reserves, there can be no assurance that we will be able to commercially exploit these resources or generate sufficient revenues to operate profitably.

There are no confirmed mineral deposits on any properties which we may derive any financial benefit.

Neither the Company nor any independent geologist, has confirmed commercially mineable ore deposits. In order to carry out additional exploration programs of any potential ore body and to place it into commercial production, we will require substantial additional funding.

We have no history as a mining company.

We have no history of earnings or cash flow from mining operations. If we are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in metal prices, the cost of construction and operating a mine, prices and refining facilities, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration of minerals, as well as the costs of protection of the environment.

No ongoing mining operations.

We are not a mining company and have no ongoing mining operations of any kind. We have interests in mining concessions which may or may not lead to production.

There may be insufficient mineral reserves to develop the property and our estimates may be inaccurate.

Three is no certainty that any expenditures made in the exploration of any properties will result in discoveries of commercially recoverable quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore and no assurance can be given that any particular level of recovery of gold from discovered mineralization will in fact be realized or that any identified mineral deposit will ever qualify as a commercially mineable ore body which can be legally and economically exploited. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results.

Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. There can be no assurance that gold recovered in small scale laboratory tests will be duplicated in large scale tests under on-site production conditions. Material changes in estimated reserves, grades, stripping rations or recovery rates may affect the economic viability of any project.

We face fluctuating gold and mineral prices and currency volatility.

The price of gold and silver as well as other precious base metals has experienced volatile and significant price movements over short periods of time and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (including, the US dollar relative to other currencies) interest rates, global or regional consumption patterns, speculative activities and increases in production due to improved mining and production methods. The supply of and demand for gold, other precious and base metals are affected by various factors, including political events, economic conditions and production costs in major mineral producing regions.

Mining operations are hazardous, raise environmental concerns and raise insurance risks.

Mining operations are by their nature subject to a variety of risks, such as cave-ins and other accidents, flooding, environmental hazards, the discharge of toxic chemicals and other hazards. Such occurrences may delay development or production, increase production costs or result in a liability. We may not be able to insure fully or at all against such risks, due to political or other reasons, or we may decide not to take out insurance against such risks as a result of high premiums or other reasons. We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain mining operations uneconomic.

Requirement for Permits and Licenses

Our future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Three can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at economically justifiable costs.

Currency Fluctuations

Any mining operations we undertake outside of the United States will be subject to currency fluctuations. Fluctuations in the exchange rate between the U.S. dollar and any foreign currency may adversely impact our operations. We do not anticipate that we will enter into any type of hedging transactions to offset this risk.

Political Stability

We intend to conduct operations in democratic and stable countries. However, with Mexico, like other developing companies, there is a greater likelihood of political unrest and changing rules and regulations regarding foreign investment. Political unrest would likely destabilize the country. This would in all likelihood adversely impact our proposed operations in any foreign jurisdiction.

Title Matters

While we intend to conduct our own due diligence prior to committing significant funds to any project, mining properties may be subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects. Should this occur, we fact significant delays, costs and the possible loss of any investments or commitment of capital.

Because of the speculative nature of exploration for gold and silver properties, there is substantial risk that our business will fail.

The search for precious metals as a business is extremely risky. We cannot provide any assurances that either the gold or silver mining interests that we acquired will contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. Any expenditure that we make may not result in the discovery of commercially exploitable reserves of gold.

The precious metals markets are volatile markets. This will have a direct impact on the Company's revenues and profits and will probably affect whether the Company will be able to succeed.

The price of both gold and silver has increased over the past few years. This has contributed to the renewed interest in gold and silver mining and companies engaged in that business, including the exploration for both gold and silver. However, in the event that the price of these metals fall, the interest in the gold and silver mining industry may decline and the value of the Company's business could be adversely affected. Further, although it is anticipated that mining costs outside of the United States and Canada will be appreciably lower, no assurances can be given that the situation will remain, or that gold or silver will remain at a price that will make mining operations profitable. Finally, in recent decades, there have been periods of both overproduction and underproduction of both gold and silver resources. Such conditions have resulted in period of excess supply of and reduced demand on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of and increased demand for both gold and silver. The excess or short supply of gold has placed pressure on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. We cannot predict what the market for gold or silver will be in the future.

Government regulation, or changes in such regulation may adversely affect the Company's business.

The Company has and will, in the future, engage experts to assist it with respect to its operations. The Company is beginning to deal with the various regulatory and governmental agencies, and the rules and regulations of such agencies. No assurances can be given that it will be successful in its efforts. Further, in order for the Company to operate and grow its business, it needs to continually conform to the laws, rules and regulations of such jurisdiction. It is possible that the legal and regulatory environment pertaining to the exploration and development of gold mining properties will change. Uncertainty and new regulations and rules could increase the Company's cost of doing business or prevent it from conducting its business.

We are in competition with companies that are larger, more established and better capitalized than we are.

Many of our potential competitors have:

•

greater financial and technical resources;

•

longer operating histories and greater experience in mining;

•

greater awareness of the political, economic and governmental risks in operating in Ghana.

It is unlikely that we will be able to sustain profitability in the future.

We incurred significant losses in 2007 and there can be no assurance that we will be able to reverse this trend. Even if we re able to successfully identify commercially exploitable mining reserves, there can be no assurance that we will have sufficient financing to exploit these reserves or find a willing buyer for the properties.

We have no reserves, no mining operations, and no income

We currently have no revenues from operations, no mining operations, and no reserves. Reserves, by definition, contain mineral deposits in a quantity and in a form from which the target minerals may be economically and legally extracted or produced. We have not established that precious minerals exist in any quantity in the property which is the focus of our exploration efforts, and unless or until we do so we will not have any income from operations.

Exploration for economic deposits of minerals is speculative.

The business of mineral exploration is very speculative, since there is generally no way to recover any of the funds expended on exploration unless the existence of mineable reserves can be established and the Company can exploit those reserves by either commencing mining operations, selling or leasing its interest in the property, or entering into a joint venture with a larger resource company that can further develop the property to the production stage. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations, which could make our stock valueless.

The mining industry is highly competitive and the success and future growth of our business depend upon our ability to remain competitive in identifying and developing mining properties with sufficient reserves for economic exploitation.

The mining industry is highly competitive and fragmented with limited barriers to entry, especially at the exploratory stages. We compete in national, regional and local markets with large multi-national corporations and against start-up operators hoping to identify a mining reserve. Some of our competitors have significantly greater financial resources than we do. This puts us at a competitive disadvantage if we choose to further exploit mining opportunities. As we expand into new geographic markets, our success will depend in part on our ability to locate and exploit mineral reserves.

The loss of key members of our senior management team could adversely affect the execution of our business strategy and our financial results.

We believe that the successful execution of our business strategy and our ability to move beyond the exploratory stages depends on the continued employment of key members of our senior management team. If any members of our senior management team become unable or unwilling to continue in their present positions, our financial results and our business could be materially adversely affected.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

Our organization is subject to extensive and complex foreign, federal and state laws and regulations. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.  While we believe that we are currently compliant with applicable rules and regulations, if there are changes in the future, there can be no assurance that we will be able to comply in the future, or that future compliance will not significantly adversely impact our operations.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

Risks Related to Our Stock

Our stock price may be volatile.

The market price of our common stock has been volatile. We believe investors should expect continued volatility in our stock price. Such volatility may make it difficult or impossible for you to obtain a favorable selling price for our shares.

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, for anti-takeover purposes, and in other transactions, without obtaining stockholder approval, unless stockholder approval is required.  We currently have no specific plans to issue shares of our common stock for any purpose. However, if our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future without obtaining stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

The exercise of our outstanding options and warrants and vesting of restricted stock awards may depress our stock price.

The exercise of outstanding options and warrants, and the subsequent sale of the underlying common stock in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our stockholders to sell our equity securities in the future.

Sale or the availability for sale of shares of common stock by stockholders could cause the market price of our common stock to decline and could impair our ability to raise capital through an offering of additional equity securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

•

anticipated results of financing activities;

•

anticipated licensing or other agreements;

•

anticipated litigation results;

•

anticipated research and product development results;

•

descriptions of plans or objectives of management for future operations,

•

products or services;

•

forecasts of future economic

•

performance; and

•

descriptions or assumptions underlying or relating to any of the above items.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Document Security Systems or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

All of the shares sold in this offering will be sold by certain holders of our common stock or of warrants to purchase shares of our common stock. Except for the potential exercise of warrants, we will not receive any proceeds directly from the sale of the shares offered in this prospectus.

Certain of the selling stockholders currently hold warrants to purchase a total of 1,000,000 shares of our common stock at exercise prices equal to $3.25 per share. In the event the selling stockholders exercise all of these warrants, we would receive proceeds of $3,250,000. We may not receive any proceeds from exercise of the warrants in the near future. To the extent that we receive any proceeds from the exercise of the warrants, we intend to use any proceeds we receive for working capital and general corporate purposes including but not limited to drilling and exploratory operations.

SELLING STOCKHOLDERS

On behalf of the selling security holder, we have agreed to file a registration statement with the SEC covering the resale of our common stock as described in this prospectus. We have also agreed to use our reasonable efforts to keep the registration statement effective and update the prospectus until the securities owned by the selling security holder have been sold or may be sold without registration or prospectus delivery requirements under the 1933 Act. We will pay the costs and fees of registering the shares, but the selling security holders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

The registration statement which we have filed with the SEC, of which this prospectus forms a part, covers the resale of our common stock by the selling security holder from time to time under Rule 415 of the 1933 Act. Our agreement with the selling security holder was entered into with the intention of providing those security holders with additional liquidity with respect to their ownership of shares of our common stock.

The selling security holder may offer our securities covered under this prospectus for resale from time to time. The selling security holders may also sell, transfer or otherwise dispose of all or a portion of our securities in Canada or in transactions exempt from the registration requirements of the 1933 Act.

The table below presents information as of January 21, 2008 regarding the selling security holder and the shares of our common stock that the selling security holder may offer and sell from time to time under this prospectus. The table is prepared based on information we were able to secure from public filings and transfer agent records. Although we have assumed, for purposes of the table below, that the selling security holder will sell all of the securities offered by this prospectus, because they may offer all or some of the securities in transactions covered by this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling security holder. Information covering the selling security holders may change from time to time, and changed information will be presented in a supplement to this prospectus or an amendment to the registration statement if and when required. Except as described above, there are no agreements, arrangements or understandings with respect to resale of any of the securities covered by this prospectus.

This Registration Statement relates to the resale of our securities pursuant to a private placement completed November 7, 2007. The subscribing shareholders to the offering are identified in the following schedule:

Name of Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares	Shares Currently Outstanding and Being Registered	Warrant Shares Being Registered In Offering	Total Shares Being Registered in Offering
Anima S.G.R. p.A.(1)(2)
Rubrica-Anima America	-0-	-0-	350,000	350,000	700,000
Anima S.G.R. p.A.(1)(2)
Rubrica-Anima Fondattivo	-0-	-0-	150,000	150,000	300,000
Anima S.G.R. p.A(1)(2)
Rubrica-Anima Fondo Trading	-0-	-0-	500,000	500,000	1,000,000

———————

(1)

Marco Picolo is the individual who exercises voting and/or dispositive powers with respect to the securities to be offered for resale by each of the selling security holders.

(2)

None of the selling security holders are broker-dealers or affiliates of broker-dealers.

We have filed a registration statement with the SEC, of which this prospectus forms a part, with respect to the resale of shares of our common stock covered by this prospectus from time to time under Rule 415 of the Securities Act. The shares offered for resale under this prospectus are being registered for resale by selling security holders of Paramount who presently hold such shares or may acquire such shares in the future upon the exercise of warrants, or the transferees of such selling stockholders. Such persons may resell from time to time all, a portion, or none of such shares. In addition, the selling shareholders may sell, transfer or otherwise dispose of a portion of our common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The selling stockholders and any of their permitted pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock currently trades on the American Stock Exchange. Any sales by the selling stockholders may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Any selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

We will not receive any proceeds from sales of any shares by the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other information with the SEC. You may read and copy any reports, statements, or other information on file at the SEC's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.

We have filed a Registration Statement on Form S-3 with the SEC. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted, and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ours, such references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the SEC's public reference rooms at 100 F Street N.E. Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings and the Registration Statement can also be reviewed by accessing the SEC's Web site at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this Registration Statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus:

1. The description of our common stock set forth in our registration statement on Form 10-SB filed with the SEC on November 2, 2005 and all amendments thereto.

2. Our Annual Report on Form 10-KSB for the year ended June 30, 2007, filed with the SEC on September 27, 2007.

3. Our Quarterly Reports on Form 10-Q for the period ended September 30, 2007, December 31, 2007 and March 31, 2008.

4. Our Form SB-2 Registration Statement filed on July 2, 2007 and all amendments thereto.

5. Our Post-Effective Registration Statement filed on October 17, 2007 and all amendments thereto.

6. Our Periodic Report on Form 8-K, filed with the SEC on August 28, 2007; and

7. Form S-8 filed with the SEC on September 27, 2007

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Paramount Gold Mining Corp. 346 Waverly Street Suite 110 Ottawa, Ontario Canada. K2P OW5, attention: Christopher Crupi, Chief Executive Officer, and the telephone number is (613)226-9881.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this prospectus or the registration statement of which this prospectus is a part. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement of which this prospectus is a part.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

The legality of the issuance of shares offered hereby will be passed upon by the Law Offices of Jeffrey G. Klein, P.A. located in Boca Raton, Florida.

EXPERTS

The financial statements of Paramount Gold Mining Corp. appearing in our Annual Report on Form 10-KSB for the year ended June 30, 2007, have been audited by Cinnamon Jang Willoughby & Company, registered independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. We also incorporate by reference those financial statements contained in our quarterly reports for the periods ended September 30, 2007, December 31, 2007 and March 31, 2008. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND WARRANT AGENT

Our stock transfer agent is Mellon Investor Services whose address is 480 Washington Blvd. Jersey City, NJ 07310.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.

Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by the Registrant in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions. All amounts are estimated except for the SEC registration fee.

Securities and Exchange Commission Registration Fee	$200.44
Legal Fees and Expenses	$12,000	*
Accounting Fees and Expenses	$1,000	*
Miscellaneous	$2,000	*
Total	$15,200.44

———————

*Indicates estimate for the purpose of this filing.

ITEM 15.

Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

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for any transaction from which the director derives an improper personal benefit;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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for improper payment of dividends or redemptions of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we will indemnity each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Paramount, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.

Exhibits

(a) Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation filed for a name change on August 24, 2007 (Filed as part of our Form 10-SB on 11/2/05

3.2	Certificate of Amendment to Articles of Incorporation filed as an exhibit to our Form 8-k filed 8/28//07

3.3	Bylaws filed as an exhibit to our Form 8-k filed on 8/28/07

4.1	20006/07 Stock Incentive and Equity Compensation Plan filed as on exhibit on Form S-8 filed November 8, 2006

4.2	2007/08 Stock Incentive and Equity Compensation Plan filed as an exhibit to our proxy statement on 6/29/07

4.3	Registration Rights Agreement filed as an exhibit to Form 8-k filed 4/6/07

4.4	Warrant Agreement filed as an exhibit to Form 8-k filed 4/6/07

4.5	Broker Warrant Agreement filed as an exhibit to Form 8-k filed 4/6/07

4.6	Form of Warrant Agreement issued to Anima S.G.R.p.A. and affiliates filed on Form S-3 January 24, 2008

5.1	Opinion of Law Offices of Jeffrey G. Klein, P.A. regarding the legality of the securities being offered. Filed on Form S-3 dated January 24, 2008

10.1	Option Agreement on San Miguel properties. Filed as an exhibit to Form 10-SB filed on 11/2/05

10.2	Agency Agreement with Blackmont Securities filed as an exhibit to Form 8-k filed 4/6/07

23.1	Consent of HLB Cinnamon Jamg Wiloughby and Company filed on Form S-3 January 24, 2008

23.2	Consent of Jeffrey G. Klein, P.A. (reference is made to Exhibit 5.1) filed o n Form S-3 dated January 24, 2008

ITEM 17.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relation to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this May 13, 2008.

/s/ CHRISTOPHER CRUPI
CEO/Director

/s/ LUCIE LETELLIER
Chief Financial Officer
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated as of May 13, 2008.

Signature	Title

/s/ CHRISTOPHER CRUPI	Chief Executive Officer/Director
Christopher Crupi

/s/ CHARLES WILLIAM REED	Vice President/Director
Charles William Reed

/s/ JOHN CARDEN	Director
John Carden

/s/ DANIEL HACHEY	Director
Daniel Hachey

/s/ IAN TALBOT	Director
Ian Talbot

/s/ MICHEL YVAN STINGLHAMBER	Director
Michel Yvan Stinglhamber

/s/ LUCIE LETELLIER	Chief Financial Officer
Lucie Letellier